UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) May 9, 2006


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


     Maryland                       001-09279                     13-3147497
     -----------------------------------------------------------------------
     (State or other          (Commission file No.)            (IRS Employer
      jurisdiction of                                             I.D. No.)
      incorporation)


      60 Cutter Mill Road, Suite 303, Great Neck, New York          11021
      -------------------------------------------------------------------
           (Address of principal executive offices)            (Zip code)

        Registrant's telephone number, including area code     516-466-3100

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

==============================================================================
Item 9.01         Financial Statements and Exhibits.

On May 9, 2006, registrant issued a press release announcing its results of operations for the three months ended March 31, 2006. The press release is annexed as an exhibit to this Form 8-K.

         (a) Financial Statements of Businesses Acquired. Not applicable.

         (b) Pro Forma Financial Information. Not applicable.

         (c) Shell Company Transactions. Not applicable.

         (d) Exhibits.

                  99.1 Press release issued May 9, 2006, announcing registrant's earnings for the three months ended March 31, 2006.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ONE LIBERTY PROPERTIES, INC.



Date:     May 10, 2006         By: /s/ Simeon Brinberg
                               -----------------------
                               Simeon Brinberg
                               Senior Vice President

                                                          EXHIBIT 99.1

                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com

             ONE LIBERTY PROPERTIES ANNOUNCES RESULTS OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 2006

Great Neck, New York - May 9, 2006 - One Liberty Properties, Inc. (NYSE: OLP) today announced that for the three months ended March 31, 2006, rental income increased by 11.9% and net income by 12.7%, compared to rental income and net income for the three months ended March 31, 2005. The Company reported rental income of $7,584,000 and net income of $3,070,000, or $.31 per common share on a diluted basis, for the three months ended March 31, 2006. Net income for the quarter ended March 31, 2006 gives effect to the Company's equity in earnings of unconsolidated joint ventures of $774,000, or $.08 per diluted share, and gain on sale of an option to purchase property of $227,000, or $.02 per diluted share. This compares with rental income of $6,777,000, net income of $2,723,000 and net income per common share, on a diluted basis of $.28 per share, for the three months ended March 31, 2005. Net income for the three months ended March 31, 2005 gives effect to the Company's equity in earnings of unconsolidated joint ventures of $1,108,000, or $.11 per diluted share, and loss from discontinued operations of $137,000 or $.01 per share. The weighted average number of common shares outstanding on a diluted basis was 9,897,000 and 9,802,000 for the three months ended March 31, 2006 and 2005, respectively.

One Liberty also reported funds from operations of $4,953,000, or $.50 per common share on a diluted basis, for the three months ended March 31, 2006, as compared to $4,521,000, or $.46 per diluted share, for the three months ended March 31, 2005. Funds from operations calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, One Liberty's share of depreciation in unconsolidated joint ventures and amortization of capitalized leasing expenses.

Commenting on the results of operations, Fredric H. Gould, Chairman of the Board and Chief Executive Officer of One Liberty stated that "the increase in our rental income quarter over quarter was primarily due to the acquisition of eight properties at various times in 2005". Mr. Gould noted that operating expenses increased by 17.2% quarter versus quarter. A 16.1% increase in depreciation expense quarter over quarter is directly related to the increase in the number of properties owned by the Company. General and administrative expenses increased by 26.6% quarter versus quarter due to a number of factors, including an increase in directors' fees, an increase in payroll expense and allocated expenses due primarily to increased operations, fees of special counsel retained by the Company's Audit Committee, and an increase in the expense related to the issuance of restricted stock.

Commenting further, Mr. Gould noted that negatively impacting the Company's net income in the current quarter as compared to the quarter ending March 31, 2005 was a 30.1% decrease in the Company's equity in earnings of unconsolidated ventures. The decrease was primarily due to the receipt in the three months ended March 31, 2005 of rent arrearages by one of the Company's joint ventures and interest expense incurred in the 2006 quarter on a mortgage placed by a joint venture in 2005. Also impacting the Company's expenses quarter versus quarter, is an increase in interest expense due to mortgage loans placed by the Company on acquired properties, offset by a decrease in the interest expense incurred in the 2006 quarter under the Company's credit line. Indebtedness under the credit line was repaid in full in 2005 from the proceeds derived by the Company from mortgage financings. Also positively impacting net income in the current quarter was interest income received on the investment of the proceeds derived from a mortgage financing and a gain recognized on the sale of an option which the Company held to purchase a parcel of real property adjacent to one of its properties.

In 2005 the Company sold five properties. The operations of these five properties are reflected in the March 31, 2005 quarterly results as a loss from discontinued operations. These five properties did not have any impact on the March 31, 2006 quarterly results.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, including information with respect to factors which may improve our future results of operations and future acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Form 10-K for the year ended December 31, 2005. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg
         (516) 466-3100


                     ONE LIBERTY PROPERTIES, INC. (NYSE:OLP)
                  (Amounts in Thousands, Except Per Share Data)

                                                                     Three Months Ended
                                                                          March 31,
                                                                    2006            2005
                                                                    ----            ----

Revenues:
   Rental income - Note 1                                          $7,584          $6,777
                                                                   ------          ------

Operating expenses:
   Depreciation and amortization                                    1,554           1,339
   General and administrative                                       1,103             871
   Real estate expenses                                                58              95
   Leasehold rent                                                      77              77
                                                                  -------          ------
   Total operating expenses                                         2,792           2,382
                                                                  -------          ------

   Operating income                                                 4,792           4,395

Other income and expenses:
   Equity in earnings of unconsolidated joint ventures                774           1,108
   Interest and other income                                          216              20
   Interest:
     Expense                                                       (2,799)         (2,506)
     Amortization of deferred financing costs                        (140)           (157)
   Gain on sale of option to purchase property                        227               -
                                                                   ------          ------

Income from continuing operations                                   3,070           2,860

Loss from discontinued operations                                       -            (137)
                                                                   ------          ------

Net income                                                         $3,070          $2,723
                                                                   ======          ======

Net income per common share (basic and diluted):
   Income from continuing operations                               $  .31          $  .29
   Loss from discontinued operations                                    -            (.01)
                                                                   ------          ------
   Net income per common share                                     $  .31          $  .28
                                                                   ======          ======

Funds from operations *                                            $4,953          $4,521
                                                                   ======          ======

Funds from operations per common share-diluted **                  $  .50          $  .46
                                                                   ======          ======

Weighted average number of common shares outstanding:
   Basic                                                            9,894           9,795
                                                                    =====           =====
   Diluted                                                          9,897           9,802
                                                                    =====           =====

Note 1 - Rental income includes straight line rent accruals of $360 and $152 for the three months ended March 31, 2006 and 2005, respectively.
--------------------------------------------------------------------------------
* Funds from operations are summarized in the following table:
Net income                                                         $3,070          $2,723
Add: depreciation of properties                                     1,554           1,460
Add: our share of depreciation of unconsolidated
   joint ventures                                                     319             320
Add: amortization of capitalized leasing expenses                      10              18
                                                                   ------          ------
Funds from operations (a)                                          $4,953          $4,521
                                                                   ======          ======

** Funds from operations per common share are summarized
in the following table:
Net income                                                         $  .31          $  .28
Add: depreciation of properties                                       .16             .15
Add: our share of depreciation of unconsolidated
   joint ventures                                                     .03             .03
                                                                   ------          ------
Funds from operations per common share (a)                         $  .50          $  .46
                                                                   ======          ======

(a) We believe that FFO is a useful and a standard supplemental measure of the operating performance for equity REITs and is used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO when reporting their operating results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, we believe that FFO provides a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. We also consider FFO to be useful to us in evaluating potential property acquisitions.

FFO does not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO to be an alternative to net income as a reliable measure of our operating performance; nor should you consider FFO to be an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO does not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.